UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 23, 2020

FRESH PROMISE FOODS, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3416 Shadybrook Drive, Midwest City, OK	73110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 405-923-1254

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement and Plan of Reorganization with Human Brands International, Inc.

On September 23, 2020, Fresh Promise Foods, Inc. (the “Company”) entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) in order to execute a reverse triangular merger (the “Merger”) with Human Brands International, Inc., a private corporation organized pursuant to the laws of the State of Nevada (“Human Brands”), pursuant to which, at the effective time, Human Brands shareholders will exchange 100% of the equity in Human Brands in exchange for a majority controlling interest in the Company.

Pursuant to the Merger Agreement, prior to Closing, the Company will form a wholly-owned subsidiary in Nevada (“Merger Corp”) and upon the Closing Date, Merger Corp shall merge into Human Brands, with Human Brands being the surviving corporation, and the officers and directors of Human Brands shall become the officers and directors of the Company.

The Merger Agreement requires the Company to receive FINRA’s approval of a 1 for 200 reverse stock split of its Common Stock (the “Reverse Split”). Currently, the Company has 11,000,000,000 authorized shares of Common Stock and with 9,718,186,086 shares of Common Stock currently issued and outstanding. Following the Reverse Split and Name Change, Human Brands shareholders will receive 184,737,501 shares of the Company’s Common Stock and Warrants to purchase a further 2 shares for each 1 share of the Company’s Common Stock owned, at a discount of 30% of the market price for the Company’s Common Stock following the Closing of the Merger.

To this end, the Company shall file a Schedule 14 in the following days to detail majority shareholder approval of the Merger, Name Change and of the Reverse Split, which are required by the Merger Agreement to close the Merger. The Company plans to file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State in Nevada in order to execute the required 1 for 200 Reverse Split, which shall be an exhibit to the Schedule 14.

The Merger Agreement contains customary terms and conditions for agreements of this type, including completion of due diligence by the parties and approval of the Merger by a majority of the Company’s shareholders and Human Brands shareholders, which was obtained by written consent.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Share Transfer Agreement between Human Brands International, Inc. and Clinton Hall, LLC

Also on September 23, 2020, as a further incentive to Human Brands in order to close the Merger, Clinton Hall, LLC, the holder of 9,900,000 shares of the Company’s Series A Preferred Stock, representing the majority voting interest (the “Control Block”), agreed to enter into a Share Transfer Agreement with the officers and directors of Human Brands, Ryan Dolder and Janon Costley (the “Share Transfer Agreement”) for the transfer of the Company’s Control Block on the Closing Date, upon certain terms and conditions as set forth therein, among which requires that the Control Block be held in escrow by Clinton Hall, LLC’s attorneys, pending the repayment of $653,702.00 in promissory notes currently owed by the Company to Clinton Hall, LLC.

A copy of the Share Transfer Agreement is attached hereto as Exhibit 2.2. The description of the Share Transfer Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits. (d) Exhibits

2.1*	Merger Agreement between Fresh Promise Foods, Inc. and Human Brands International, Inc. dated September 23, 2020
2.2	Share Transfer Agreement between Human Brands International, Inc. and Clinton Hall, LLC dated September 23, 2020

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

The information contained in Exhibit 2.1 and Exhibit 2.2 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fresh Promise Foods, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

FRESH PROMISE FOODS, INC..

Dated: September 28, 2020	By:	/s/ Joe Poe, Jr.
Joe Poe, Jr. – President & CEO